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                                    EXHIBIT 10.19

                             AMENDMENT TO PROMISSORY NOTE


    This Amendment, dated as of June 5, 1997, is by and among IntraNet Solutions, Inc., a Minnesota corporation (the "Maker") and Rita M. Olson (the "Payee").

                                 W I T N E S S E T H:

    WHEREAS, Maker executed that certain Promissory Note dated as of December 20, 1997, made payable by Maker to the order of Payee in the original face amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Note"); and

    WHEREAS, Maker and Payee mutually agree to amend the Note in order to extend the maturity date thereof;

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, Maker and Payee agree as follows:

                                  A G R E E M E N T:

    1.   The Note shall be due and payable in full on April 15, 1998.

    2. Except as specifically amended hereby, the Note shall remain in full force and effect in accordance with its terms.

    3. This Amendment shall not be construed as or be deemed to be a waiver by Payee of existing defaults by Maker, whether known or undiscovered.

    4. Upon execution hereof, Payee will permanently attach this Amendment to the Note, making it a part thereof.

    5. In consideration of Payee's execution and delivery of this Amendment, Payee shall have the right, exercisable at any time from the date hereof to and including April 15, 1998, to convert all or any portion of the principal amount then outstanding under the Note into one or more Units at a conversion rate of $20.00 per Unit. Each Unit shall consist of one share of the Company's 6% Convertible Preferred Stock, par value $5.00 per share (the "Preferred Stock"), and one 5-year warrant to purchase .60 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Each share of Preferred Stock shall be convertible at the option of the holder into shares of the Company's Common Stock at the conversion price then in effect (the "Conversion Price"). The Conversion Price shall equal 75 percent of the average closing bid price of the Common Stock as reported by the Nasdaq Stock Market (or any other national securities market or exchange upon which the Common Stock is listed for trading over a five day trading period ending on the day prior to the conversion date; PROVIDED, HOWEVER, that the Conversion Price shall in no event be less than $2.50.

                                            INTRANET SOLUTIONS, INC.


                                            By:  /s/  Jeffrey J. Sjobeck
                                                 -------------------------
                                            Its: CFO
                                                 -------------------------



                                                 /s/ Rita M. Olson
                                                 -------------------------
                                                 RITA M. OLSON